Exhibit 99

FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday, January 23, 2013

Edwardsville, Illinois – First Clover Leaf Financial Corp. (the “Company”)(Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended December 31, 2012.  The dividend will be payable to stockholders of record as of February 8, 2013 and is expected to be paid on February 15, 2013.  The Company has 7,478,299 shares of common stock outstanding.

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